UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 21, 2016

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Terence Novak's employment with Pernix Therapeutics Holdings, Inc. (the "Company") ended on July 22, 2016. On December 21, 2016, the Company and Mr. Novak entered into a Resignation and Release Agreement (the "Agreement"), which sets forth the terms of Mr. Novak's separation. Pursuant to the Agreement, subject to Mr. Novak agreeing to a release of claims and complying with certain other continuing obligations contained therein, the Company will provide Mr. Novak with four months of his monthly salary, at a semi-monthly amount of $18,786.77, less applicable taxes, withholdings and deductions.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 and incorporated herein by reference.

9.01     Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

10.1    Resignation and Release Agreement, dated December 21, 2016, by and between Pernix Therapeutics Holdings, Inc. and Terence Novak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: December 28, 2016	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Resignation and Release Agreement, dated December 21, 2016, by and between Pernix Therapeutics Holdings, Inc. and Terence Novak.